UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017 (May 2, 2017)

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Shenandoah Telecommunications Company (the “Company”) with the U.S. Securities and Exchange Commission on May 3, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s annual meeting of shareholders held on May 2, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes on the compensation of its named executive officers (“say-on-pay”). No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

(d) As reported on the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the Board of Directors, the Company’s shareholders recommended, by advisory vote, that the frequency of future advisory say-on-pay votes be annually. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory say-on-pay votes will be held annually until the next required advisory vote on frequency of future say-on-pay votes. The next advisory vote regarding the frequency of future say-on-pay votes is required to occur no later than the Company’s 2023 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY (Registrant)

Date: May 23, 2017	/s/ Raymond B. Ostroski
Raymond B. Ostroski
Vice President – Legal and General Counsel
(Duly Authorized Officer)